Exhibit 99.6

Announcement to DSCM vendors

March 24, 2011

Dear drugstore.com Vendors,

Today, we are excited to inform you that drugstore.com has entered into a formal agreement to be acquired by Walgreens. With more than 7500 stores and more than 100 years of experience, Walgreens is the largest and most trusted pharmacy in the U.S. Through this combination, two highly successful organizations will unite to create the most convenient multichannel retailer of pharmacy, health, wellness and beauty products and services. As a result, our customers will have even greater access to what they want, where and when they want it.

If the closing conditions are satisfied, the transaction is anticipated to close by the end of June.

A winning combination

Throughout the past 12 years, you have helped us to become the eighth largest pureplay e-tailer in the U.S. – as named by Internet Retailer in 2010. Walgreens is strategically interested in our strong vendor relationships, large & loyal customer base, our marketing & merchandising expertise as well as our greatly expanded product assortment. Walgreens eCommerce is achieving significant growth and making substantial investments to create an unmatched multichannel network. Our growth strategy at drugstore.com perfectly aligns with their multichannel strategy, and it offers a unique opportunity to accelerate Walgreens online and mobile growth, acquire additional customers and create greater customer engagement.

What this transaction means for our vendors and partners

Walgreens and drugstore.com are committed to providing exceptional customer experience. One of the most important ways we will deliver exceptional customer experience is through maintaining and enhancing strong vendor and partner relationships and ensuring minimal disruption. Although no decisions will be made until after the transaction is closed, we intend to continue key partnership arrangements and maintain and reinforce existing drugstore.com vendor relationships.

An exciting journey ahead

While a purchase agreement has been signed, it is subject to various regulatory approvals and conditions before the transaction is closed. Until the close of the transaction, Walgreens and drugstore.com will operate business as usual as separate organizations.

This is the beginning of an exciting journey. Please feel free to contact us with any questions, expectations and concerns.

The full text press release is available at: investor.drugstore.com

Additional Information about the Transaction

The information in this communication is not, and is not intended to be, a solicitation of proxies or an offer of securities. drugstore plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Walgreens, drugstore, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by drugstore through the web site maintained by the SEC at www.sec.gov and by contacting drugstore Investor Relations at (212) 331-8424. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on drugstore’s website at www.drugstore.com.

Participants in the Acquisition of drugstore

drugstore.com and its directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of drugstore’s stockholders in connection with the proposed transaction will be set forth in the Proxy Statement described above when it is filed with the SEC. Additional information regarding drugstore’s executive officers and directors is included in drugstore’s definitive proxy statement, which was filed with the SEC on April 30, 2010. You can obtain free copies of this document from drugstore using the contact information above.

Forward-Looking Statements

Information set forth in this announcement contains forward-looking statements, which involve a number of risks and uncertainties. These statements include those regarding the transaction, the integration process, and our expectations for our operations. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of drugstore’s stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; and other factors described in Walgreens Annual Report on Form 10-K for the year ended August 31, 2010, drugstore.com’s Annual Report on Form 10-K for the year ended January 2, 2011 and their respective subsequent SEC filings, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, Walgreens and drugstore.com disclaim any obligation to update any forward-looking statements after the distribution of this announcement, whether as a result of new information, future events, changes in assumptions, or otherwise.